Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 30, 2012 (January 11, 2013 as to Note 18), relating to the financial statements of Bright Horizons Family Solutions Inc. (the “Company”), appearing in the Prospectus dated January 24, 2013 filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333- 184579.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 24, 2013